UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 28, 2018

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2018, TransEnterix, Inc. (the “Company”) entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $75,000,000 of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), through Stifel, as sales agent (the “ATM Offering”). Pursuant to the Sales Agreement, sales of the Common Stock, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-217865), at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, as amended (the “Securities Act”).

Subject to the terms and conditions of the Sales Agreement, Stifel will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on the Company’s behalf, any shares of Common Stock to be offered by the Company under the Sales Agreement. Stifel will offer the Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and Stifel. The Company will designate the maximum amount of Common Stock to be sold through Stifel on a daily basis or otherwise determine such maximum amount together with Stifel. The Company may instruct Stifel not to sell Common Stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Stifel may suspend the offering of Common Stock being made through Stifel under the Sales Agreement upon proper notice to the other party.

The aggregate compensation payable to Stifel as sales agent shall be equal to 3.0% of the aggregate gross proceeds from each sale of the Company’s Common Stock under the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to Stifel against certain civil liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to reimburse Stifel for certain expenses incurred in connection with the offering of the Common Stock pursuant to the Sales Agreement, up to a maximum of $50,000. The total expenses for the offering payable by the Company, excluding commissions and reimbursements payable to Stifel under the Sales Agreement, will be approximately $125,000.

The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the shares of Common Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement by the Company or by Stifel.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	At-the-Market Equity Offering Sales Agreement by and between TransEnterix, Inc. and Stifel, Nicolaus & Company, Incorporated, dated December 28, 2018.

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: December 28, 2018	/s/ Joseph P. Slattery
Joseph P. Slattery Executive Vice President and Chief Financial Officer